UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2022

TWINLAB CONSOLIDATED HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55181	46-3951742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 T-Rex Avenue, Suite 225, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(561) 443-5301

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On December 2, 2022, the Board of Directors (the “Board”) of Twinlab Consolidated Holdings, Inc. (the “Company”), unanimously appointed Mr. Craig Fabel to succeed Kyle Casey as Chief Executive Officer and President effective December 2, 2022. Mr. Casey held the position on an interim basis and will remain with the Company as the Chief Financial Officer.

Mr. Fabel, age 52, was appointed to the Board on September 30, 2021 prior to his appointment as Chief Executive Officer of the Company. Before joining the Company, since 2012  Mr. Fabel served as managing partner of Silverback Companies, LLC, an investment consulting firm providing advisory services to early-stage technology companies. From 2019 to the present, Mr. Fabel has served as Chief Executive Officer of eTail Partners, a Silverback company, which provides Amazon marketing services for global consumer brands. Since January 2020, Mr. Fabel has been an Investor and Partner of Oingo, a provider of protective care essentials like gloves and hand sanitizers. Since May 2021, Mr. Fabel has served as a member of the board of directors of Veritas Farms, Inc., a vertically-integrated agribusiness focused on producing, marketing, and distributing full spectrum hemp oils and extracts. From 2018 to 2019, Mr. Fabel served as President and a member of the Board of Directors of Green Roads World, a formulator and manufacturer of high-quality CBD products. Mr. Fabel holds a Bachelor of Science degree in marketing from Florida State University.

There are no arrangements or understandings between Mr. Fabel and any other persons in connection with his appointment. There are no family relationships between Mr. Fabel and any director or executive officer of the Company.

The Company began working with eTail Partners in April 2020. For the year ended December 31, 2020 and 2021, the Company paid eTail Partners $228,500 and $278,322 for the services eTail Partners provided the Company relating to the marketing and sales of the Company's products on ecommerce platforms. Mr. Fabel is the owner and Chief Executive Officer of eTail Partners.

Mr. Fabel's current annual base salary is $360,000 but the Company’s Compensation Committee plans to review and adjust the compensation arrangement of Mr. Fabel as appropriate considering his new position. Mr. Casey's salary reverted back to $262,000, his prior salary as Chief Financial Officer, effective as of December 2, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWINLAB CONSOLIDATED HOLDINGS, INC.

Date: December 9, 2022	By:	/s/ Kyle Casey
Kyle Casey Interim Chief Executive Officer and Chief Financial Officer